May 9, 2013

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



            RE:	   American Depositary Shares
evidenced by One 1 American
Depositary Receipts representing
fifty
50 Ordinary Shares of

	Padang Resources Limited Form F-6
File No. 333-183741


Ladies and Gentlemen:

Pursuant to Rule 424b3 under the
Securities Act of 1933, as amended,
on behalf of BNY Mellon, as
Depositary for securities against
which American Depositary Receipts
are to be issued, we attach a copy of
the new prospectus Prospectus
reflecting the change in ratio for Can-
Fite Biopharma Ltd.

As required by Rule 424e, the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424(b)(3) and to
the file number of the registration
statement to which the Prospectus
relates.

Pursuant to Section III B of the
General Instructions to the Form F-6
Registration Statement, the
Prospectus consists of the ADR
certificate with revised ratio change
for Can-Fite Biopharma Ltd.

The Prospectus has been revised to
reflect the new ratio, and has been
overstamped with:

Effective May 13, 2013 the
Companys ratio changed to Each
American Depositary Share
represents two (2) deposited
Shares.

Please contact me with any
questions or comments at 212 815-
3503
Slawek Soltowski
The Bank of New York Mellon - ADR
Division
Encl.
CC: Paul Dudek, Esq. (Office of
International Corporate Finance)




101 Barclay Street,
22nd Floor
New York, NY 10286